Exhibit 99.1
EverCommerce Announces Financial Results for Third Quarter Fiscal Year 2021

Denver, CO (November 8, 2021) EverCommerce Inc. (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the third quarter ended September 30, 2021.
“EverCommerce’s third quarter results were highlighted by 44% revenue growth and adjusted EBITDA margins that exceeded 20%. Our strong results are driven by the value we bring to our SMB services providers as they continue to digitize their business. Following our strong quarter, we also recently announced our acquisition of DrChrono, which expands our presence in the health services vertical with another robust system of action," said Eric Remer, EverCommerce’s Founder and CEO.
Third Quarter 2021 Financial Highlights
•Revenue for the third quarter of 2021 was $128.5 million, an increase of 44% compared to $89.2 million for the third quarter of 2020.
•Pro forma revenue growth rate was 20% year-over-year in Q3 2021 and 21% year-over-year for the first nine months.
•Net loss was $36.9 million, or $(0.20) per diluted share, for the third quarter of 2021. This compares to a net loss of $5.4 million, or $(0.46) per diluted share, for the third quarter of 2020.
•Adjusted EBITDA was $29.0 million for the third quarter of 2021, compared to Adjusted EBITDA of $29.1 million for the third quarter of 2020.
•Cash flow provided by operations was $13.7 million for the nine months ended September 30, 2021 compared to cash flow provided by operations of $32.1 million for the nine months ended September 30, 2020.
•Cash, cash equivalents and restricted cash was $98.3 million as of September 30, 2021 compared to $98.3 million at December 31, 2020. Total debt was $385.1 million at September 30, 2021, implying net leverage of 2.2x using Credit Agreement Defined Adjusted EBITDA.
A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights
•Announced the acquisition of DrChrono, a leading provider of mobile-first, cloud-based electronic health record (EHR), practice management, medical billing, and revenue cycle management solutions. Based in Sunnyvale, California, DrChrono develops the essential platforms and services for modern medical practices to make healthcare more informed, more interactive, and more personalized, and adds an important system of action to our EverHealth suite of solutions.
•Announced the launch of EverConnect, a performance marketing and lead generation platform. EverConnect consolidates three industry-leading lead generation products to create a one-stop shop for marketers and service professionals to connect with consumers.
•Announced ASF Payment Solutions and Club OS, two solutions of the EverWell solutions group, were selected by World Gym International as their designated software solutions.

Business Outlook
Based on information as of today, November 8, 2021, the Company is increasing its outlook for revenue for the fourth quarter and full year 2021 and is issuing the following financial guidance. Please note that the Q4 and full year 2021 outlook includes contributions from our recently announced acquisitions.

Fourth Quarter Fiscal 2021:
•Revenue is expected to be in the range of $129.5 million to $131 million.
•Adjusted EBITDA is expected to be in the range of $27 million to $28 million.

Full Year 2021:
•Revenue is expected to be in the range of $484.0 million to $485.5 million.
•Adjusted EBITDA is expected to be in the range of $105.0 million to $106.0 million.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.

Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our third quarter results today, November 8, 2021, at 5:00 p.m. ET. To access this call, dial (877) 313-2140 (domestic) or (470) 495-9545 (international). The conference ID number is 8092737. The conference call will be webcast on the investor relations section of EverCommerce’s website at (https://investors.evercommerce.com/). An archived replay of the webcast will be available following the conclusion of the call.

Investor Contact
Brian Denyeau
ICR
646-277-1251
Brian.denyeau@icrinc.com

Media Contact
Meagan Dorsch
VP of Communications, EverCommerce
mdorsch@evercommerce.com
303-915-0823

About EverCommerce
EverCommerce is a leading service commerce platform, providing vertically-tailored, integrated software-as-a-service (SaaS) solutions that help more than 500,000 service-based businesses accelerate growth, streamline operations, and increase retention. Its modern digital and mobile applications create predictable, informed, and convenient experiences between service professionals and their end consumers. Specializing in Home Services, Health Services, and Fitness & Wellness Services industries, EverCommerce solutions include end-to-end business management software, integrated payment acceptance, marketing technology, and customer engagement applications. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, the underlying trends in our business, our market opportunity, our potential for growth and our acquisition strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; we may reduce our rate of acquisitions and may be unsuccessful in achieving continued growth through acquisitions; revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; we may need to incur additional indebtedness or seek capital through new equity or debt financings, which may not be available to us on acceptable terms or at all; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; economic and political risks, including the business cycles of our clients and changes in the overall level of consumer and commercial spending; we are dependent on payment card networks and payment processors and if we fail to comply with the applicable requirements of our payment network or payment processors, they can seek to fine us, suspend us or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our estimated total addressable market is subject to inherent challenges and uncertainties; failure to effectively develop and expand our sales and marketing capabilities; our systems and our third-party providers’ systems may fail or our third-party providers may discontinue providing their services or technology or to us specifically; faster growth of lower margin solutions and services than higher margin solutions and services; risks related to the COVID-19 pandemic; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our final prospectus for our initial public offering of common stock dated as of June 30, 2021 and filed with the SEC pursuant to Rule 424(b) on July 6, 2021 and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Key Business and Financial Metrics
Pro Forma Revenue Growth Rate is a key performance measure that our management uses to assess our consolidated operating performance over time. Management also uses this metric for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue Growth Rate is calculated as though all acquisitions closed as of the end of the latest period were closed as of the first day of the prior year period presented. In calculating Pro Forma Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) to our results of operations, and then calculate our revenue growth rate between the two reported periods. As a result, Pro Forma Revenue Growth Rate includes pro forma revenue from businesses acquired during the period, including revenue generated during periods when we did not yet own the acquired businesses. In including such pre acquisition revenue, Pro Forma Revenue Growth Rate allows us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue Growth Rate does not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue Growth Rates are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions been consummated on the first day of the prior year period presented. We believe that this metric is useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions. This metric is particularly useful to management due to the number of acquired entities.

Non-GAAP Financial Measures
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other U.S. GAAP measures of income (loss) or profitability.
Adjusted EBITDA. Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude interest and other expense, net, income tax expense (benefit), loss on debt extinguishment, depreciation and amortization, other amortization, acquisition related costs, stock-based compensation, and other non-recurring costs. Other amortization includes amortization for capitalized contract acquisition costs. Acquisition related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring costs are expenses such as system implementation costs and severance related to planned restructuring activities. Acquisition related costs and other non-recurring costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other U.S. GAAP measures of income (loss). The following table presents a reconciliation of net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP, to Adjusted EBITDA on a consolidated basis.

Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	September 30,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$95,588	$96,035
Restricted cash	2,757	2,303
Accounts receivable, net of allowance for doubtful accounts of $1.8 million and $1.0 million at September 30, 2021 and December 31, 2020, respectively	31,699	24,966
Contract assets	13,595	9,838
Prepaid expenses and other current assets	19,015	10,686
Total current assets	162,654	143,828
Non-current assets:
Property and equipment, net	14,080	14,705
Capitalized software, net	22,692	16,069
Other non-current assets	25,793	14,102
Intangible assets, net	467,848	470,729
Goodwill	796,218	668,151
Total non-current assets	1,326,631	1,183,756
Total assets	$1,489,285	$1,327,584

Condensed Consolidated Balance Sheets - Cont'd
(in thousands, except per share and share amounts)
(unaudited)

	September 30,	December 31,
	2021	2020

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9,643	$11,131
Accrued expenses and other	41,637	46,408
Deferred revenue	21,677	13,621
Customer deposits	8,384	8,247
Current maturities of long-term debt	6,279	7,294
Total current liabilities	87,620	86,701
Non-current liabilities:
Deferred tax liability, net	19,632	10,766
Long-term deferred revenue	2,511	2,297
Long-term debt, net of current maturities and deferred financing costs	378,789	691,038
Other non-current liabilities	16,936	17,626
Total non-current liabilities	417,868	721,727
Total liabilities	505,488	808,428

Commitments and contingencies

Convertible Preferred Stock:
Series B convertible preferred stock, $0.00001 par value, no shares authorized, issued or outstanding as of September 30, 2021; 75,000,000 shares authorized and 72,225,754 shares issued and outstanding (liquidation preference of $745.0 million) as of December 31, 2020	—	745,046
Series A convertible preferred stock, $0.00001 par value, no shares authorized, issued or outstanding as of September 30, 2021; 50,000,000 shares authorized and 44,957,786 shares issued and outstanding (liquidation preference of $163.3 million) as of December 31, 2020	—	163,264
Total convertible preferred stock	—	908,310
Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of September 30, 2021	—	—
Common stock, $0.00001 par value, 2,000,000,000 and 185,000,000 shares authorized and 195,356,459 and 43,073,327 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2	—
Accumulated other comprehensive income (loss)	(972)	1,546
Additional paid-in capital	1,493,266	40,564
Accumulated deficit	(508,499)	(431,264)
Total stockholders’ equity (deficit)	983,797	(389,154)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$1,489,285	$1,327,584

Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues:
Subscription and transaction fees	$91,788	$60,017	$252,119	$168,413
Marketing technology solutions	31,610	24,359	88,974	62,738
Other	5,136	4,775	13,397	14,370
Total revenues	128,534	89,151	354,490	245,521
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	42,958	29,480	119,488	86,372
Sales and marketing	25,156	12,072	67,647	36,305
Product development	12,711	7,622	35,083	22,282
General and administrative	25,779	17,087	79,796	56,388
Depreciation and amortization	25,996	19,152	73,917	55,300
Total operating expenses	132,600	85,413	375,931	256,647
Operating loss	(4,066)	3,738	(21,441)	(11,126)
Interest and other expense, net	(5,148)	(9,756)	(31,262)	(30,653)
Loss on debt extinguishment	(28,714)	—	(28,714)	—
Net loss before income tax benefit	(37,928)	(6,018)	(81,417)	(41,779)
Income tax benefit	1,022	574	4,182	2,748
Net loss	(36,906)	(5,444)	(77,235)	(39,031)
Other comprehensive income:
Foreign currency translation gains (losses), net	(3,430)	896	(2,518)	(528)
Comprehensive loss	$(40,336)	$(4,548)	$(79,753)	$(39,559)

Net loss attributable to common stockholders:
Net loss	$(36,906)	$(5,444)	$(77,235)	$(39,031)
Adjustments to net loss	—	(13,686)	(15,105)	(39,896)
Net loss attributable to common stockholders	$(36,906)	$(19,130)	$(92,340)	$(78,927)

Net loss per share attributable to common stockholders:
Basic	$(0.20)	$(0.46)	$(1.01)	$(1.91)
Diluted	$(0.20)	$(0.46)	$(1.01)	$(1.91)

Weighted-average shares of common stock outstanding used in computing net loss per share attributable to common stockholders:
Basic	187,994,437	41,694,762	91,655,461	41,335,411
Diluted	187,994,437	41,694,762	91,655,461	41,335,411

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020

Cash flows provided by operating activities:
Net loss	$(77,235)	$(39,031)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on debt extinguishment	28,714	—
Depreciation and amortization	73,917	55,300
Amortization of discount on long-term debt	3,318	2,824
Amortization of deferred financing costs on long-term debt	344	144
Amortization of costs and fees on credit facility commitments	395	796
Deferred taxes	(2,831)	(120)
Bad debt expense	1,221	1,636
Paid-in-kind interest on long-term debt	305	283
Stock-based compensation expense	16,849	5,297
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(7,047)	1,226
Prepaid expenses and other current assets	(11,413)	(770)
Other non-current assets	(11,526)	(6,555)
Accounts payable	(1,886)	(1,824)
Accrued expenses and other	(6,802)	4,290
Deferred revenue	7,924	290
Customer deposits and other long-term liabilities	(574)	8,283
Net cash provided by operating activities	13,673	32,069

Cash flows used in investing activities:
Purchases of property and equipment	(1,932)	(4,321)
Capitalization of software costs	(9,065)	(6,349)
Payment of contingent consideration	—	(2,000)
Acquisition of companies, net of cash acquired	(183,242)	(117,972)
Net cash used in investing activities	(194,239)	(130,642)

Cash flows provided by financing activities:
Payments on long-term debt	(837,082)	(54,048)
Proceeds from long-term debt	496,466	143,884
Deferred financing costs	(5,689)	(4,826)
Exercise of stock options	1,153	109
Proceeds from preferred stock issuance, net	109,782	53,157
Proceeds from common stock issuance, net	415,884	—
Net cash provided by financing activities	180,514	138,276
Effect of foreign currency exchange rate changes on cash	59	37
Net increase in cash and cash equivalents and restricted cash	7	39,740

Cash and cash equivalents and restricted cash:
Beginning of period	98,338	57,344
End of period	$98,345	$97,084

	Nine Months Ended September 30,
	2021	2020
	(in thousands)

Supplemental disclosures of cash flow information:
Cash paid for interest	$25,090	$24,080
Cash paid for income taxes	$1,544	$506

Supplemental disclosures of noncash investing and financing activities:
Rollover equity in consideration of net assets acquired	$726	$745
Fair value of earnout in consideration of net assets acquired	$—	$2,455
Accretion of Series B convertible preferred stock to redemption value	$15,105	$39,897

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$80,327	$56,062	$220,493	$148,641
Depreciation and amortization	5,249	3,609	14,509	10,508
Adjusted Gross Profit	$85,576	$59,671	$235,002	$159,149

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)

Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(36,906)	$(5,444)	$(77,235)	$(39,031)
Adjusted to exclude the following:
Interest and other expense, net	5,148	9,756	31,262	30,653
Income tax expense	(1,022)	(574)	(4,182)	(2,748)
Loss on debt extinguishment	28,714	—	28,714	—
Depreciation and amortization	25,996	19,152	73,917	55,300
Other amortization	679	477	1,956	1,271
Acquisition related costs	746	2,249	2,986	4,522
Stock-based compensation	4,745	3,470	16,849	5,297
Other non-recurring costs	938	40	3,654	1,501
Adjusted EBITDA	$29,038	$29,126	$77,921	$56,765